                                                                      Exhibit 12

                       RATIO OF EARNINGS TO FIXED CHARGES


                       Dime Bancorp, Inc. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)

                                Three Months                                            Year
                                   Ended                                                Ended
                                 March 31,                                            December 31,
                           -----------------------       --------------------------------------------------------------------
                             1999           1998           1998           1997           1996           1995           1994
                           --------       --------       --------       --------       --------       --------       --------
Excluding interest
on deposits from
fixed charges

Earnings:

Income before
income taxes and
extraordinary items        $ 93,599       $ 84,189       $354,622       $198,208       $154,240       $109,912       $ 67,703

Fixed charges                87,889        100,945        360,903        348,297        364,093        429,715        309,193
                           --------       --------       --------       --------       --------       --------       --------
Total earnings as
adjusted                   $181,488       $185,134       $715,525       $546,505       $518,333       $539,627       $376,896
                           ========       ========       ========       ========       ========       ========       ========
Fixed charges:

Interest expense on
borrowed funds             $ 84,273       $ 97,860       $347,825       $340,394       $358,187       $423,053       $303,216

Portion of rent
expense deemed
representative of
interest factor (1)           3,616          3,085         13,078          7,903          5,906          6,662          5,977

Total fixed charges        $ 87,889       $100,945       $360,903       $348,297       $364,093       $429,715       $309,193
                           ========       ========       ========       ========       ========       ========       ========
Ratio of earnings to
fixed charges
excluding interest
on deposits                   2.06x          1.83x          1.98x          1.57x          1.42x          1.26x          1.22x

                               Three Months                                              Year
                                   Ended                                                 Ended
                                 March 31,                                             December 31,
                           -----------------------       ----------------------------------------------------------------------
                             1999          1998           1998            1997            1996            1995           1994
                           --------      --------      ----------      ----------      ----------      ----------      --------
Including interest
on deposits in
fixed charges

Earnings:

Income before
income taxes and
extraordinary items        $ 93,599      $ 84,189      $  354,622      $  198,208      $  154,240      $  109,912      $ 67,703

Fixed charges               207,731       239,973         906,730         907,656         895,309         954,167       713,762
                           --------      --------      ----------      ----------      ----------      ----------      --------

Total earnings as
adjusted                   $301,330      $324,162      $1,261,352      $1,105,864      $1,049,549      $1,064,079      $781,465
                           ========      ========      ==========      ==========      ==========      ==========      ========
Fixed charges:

Interest expense on
borrowed funds             $ 84,273      $ 97,860      $  347,825      $  340,394      $  358,187      $  423,053      $303,216

Interest expense of
deposits                    119,842       139,028         545,827         559,359         531,216         524,452       404,569

Portion of rent
expense deemed
representative of
interest factor (1)           3,616         3,085          13,078           7,903           5,906           6,662         5,977
                           --------      --------      ----------      ----------      ----------      ----------      --------

Total fixed charges        $207,731      $239,973      $  906,730      $  907,656      $  895,309      $  954,167      $713,762
                           ========      ========      ==========      ==========      ==========      ==========      ========
Ratio of earnings to
fixed charges
including interest on
deposits                      1.45x         1.35x           1.39x           1.22x           1.17x           1.12x         1.09x


(1) Represents one-third of total rent expense.